Exhibit 99.1
Contacts:

Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com
Zimmer Reports Third Quarter 2005 Financial Results
Quarter Highlights
•	Net Sales of $763 million represents an increase of 9%

•	Worldwide Reconstructive Sales increased 9% with Worldwide Knee Sales increasing 12%

•	Spine and Dental both increased sales 19%

•	Continued strong profit margins—77% gross, 32% operating and 22% net reported; 77% gross, 33% operating and 23% net adjusted*

•	Diluted EPS were $0.67 reported, and $0.70 adjusted*, an increase of 25% adjusted* over prior year

•	Operating cash flow of $232 million and cash exceeded total debt by $18 million

•	Company reaffirms EPS guidance of $2.93 reported and $3.07 adjusted* for 2005 and provides guidance of $3.54 to $3.61 reported and $3.58 to $3.65 adjusted* for 2006 (excluding the effect of adopting new accounting standard for share compensation)
(WARSAW, IN) October 26, 2005 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended September 30, 2005. For the quarter, the Company announced net sales of $763 million, an increase of 9%, with negligible contribution from foreign exchange. Diluted earnings per share for the quarter were $0.67 reported and $0.70 adjusted*, exceeding First Call earnings estimates of $0.67 adjusted*. Reported results include acquisition and integration expenses and inventory step-up, as applicable.
“Similar to the market overall, sales results were mixed, with hip and knee sales delivering slower growth, offset by solid performances in Spine, Dental and Trauma,” said Ray Elliott, Zimmer Chairman, President and CEO. “Gross profit margins continued to be strong and in excess of 77% for the third consecutive quarter. Global and U.S. pricing throughout the industry has moderated from 2004, but for Zimmer still contributed positive 1% or better for the third consecutive quarter. With over $230 million of operating cash flow in the quarter, we became net debt* free less than two years after the acquisition of Centerpulse. Our highly leveraged earnings performance demonstrates the strength of Zimmer’s business model, which is designed to capitalize on our position as the low-cost producer and distributor while delivering quality earnings on every new sales dollar under a variety of market conditions.”
While the Company’s Centerpulse integration plan is based on a three-year schedule, approximately 90% of all milestones are expected to be completed by year-end, including the closure of the acquired manufacturing plant in Austin, Texas. The Company reaffirmed its belief that annual synergy expense savings will exceed $100 million in 2006.
The Company noted that during the quarter it continued its leadership in Minimally Invasive Solutions™ (MIS™) Procedures and Technologies. The first commercial uses of the iNav™ Portable Navigation System, a low-cost, portable version of its electromagnetic surgical navigation system, took place in multiple U.S. locations. Rush Medical College in Chicago published peer-reviewed results of 50 consecutive outpatient total knee replacements using the Zimmer MIS™ Quad-Sparing™ Technique. A total of 48 patients (96%) went home not within 24 hours of surgery, but on the same day. The Company also announced it will release data on more than 2,500 Zimmer MIS 2-Incision™ Hip Replacement cases in four clinical studies with more than 250 surgeons participating. Overall complication rates were comparable to those reported for traditional procedures. Many surgeons participating in the studies have also reported that offering the MIS 2-Incision procedure has resulted in dramatic increases in procedure growth within their practices.
“We are pleased that our Spine and Dental businesses, year-to-date, have both exceeded $100 million in sales, and our Trauma business has returned to double-digit sales growth,” said Elliott. “We are investing in all three businesses. We are also pursuing future orthobiological solutions as evidenced by our exclusive development and distribution agreement with Revivicor, Inc. for tissue replacement materials and our increased equity position in ISTO Technologies, Inc.”

The following tables provide sales results by geographic segment and product category, as well as the percent change compared to the prior year quarter and nine months and the impact of changes in foreign exchange rates.

NET SALES — THREE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, unaudited)

	Net	%	FX
	Sales	Growth	Impact**
Geographic Segments
Americas	$473	10%	0%
Europe	178	6	(1)
Asia Pacific	112	8	2

Total	763	9	0

Product Categories
Reconstructive
Americas	376	10	0
Europe	159	6	0
Asia Pacific	89	10	2

Total	624	9	0

Knees
Americas	212	12	0
Europe	64	12	0
Asia Pacific	38	11	3

Total	314	12	0

Hips
Americas	130	6	1
Europe	85	1	0
Asia Pacific	45	7	2

Total	260	4	0

Extremities	15	12	0

Dental	35	19	1

Trauma	44	10	1

Spine	39	19	0

Orthopaedic Surgical Products	56	2	0

**	Effect of changes in foreign exchange rates on growth

Net earnings for the quarter were $169 million on a reported basis, and were $174 million adjusted*, an increase of 25% adjusted* over the prior year period. Diluted earnings per share for the quarter were $0.67 reported and were $0.70 adjusted*, an increase of 25% adjusted* over the prior year period.

NET SALES — NINE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, unaudited)

	Net	%	FX
	Sales	Growth	Impact**
Geographic Segments
Americas	$1,448	13%	1%
Europe	641	10	3
Asia Pacific	349	11	3

Total	2,438	12	2

Product Categories
Reconstructive
Americas	1,159	14	0
Europe	580	10	4
Asia Pacific	280	12	4

Total	2,019	13	2

Knees
Americas	660	18	0
Europe	237	15	3
Asia Pacific	118	14	4

Total	1,015	17	1

Hips
Americas	400	8	1
Europe	303	5	3
Asia Pacific	144	8	3

Total	847	7	2

Extremities	49	13	1

Dental	108	22	1

Trauma	134	4	1

Spine	118	18	0

Orthopaedic Surgical Products	167	5	1

**	Effect of changes in foreign exchange rates on growth

Net earnings for the nine months were $533 million on a reported basis, and were $560 million adjusted*, an increase of 33% adjusted* over the prior year period. Diluted earnings per share for the nine months were $2.13 reported and were $2.24 adjusted*, an increase of 32% adjusted* over the prior year period. Included in the nine months is approximately $6.5 million of pre-tax income, which was recorded and reported for the second quarter, related primarily to the favorable resolution of certain legal and other matters. These items contributed a little less than $0.02 to diluted earnings per share and are not expected to occur in the future.
Guidance
The Company is updating its guidance for the balance of 2005 to incorporate the results of the third quarter and providing guidance for full year 2006.
Fourth quarter 2005 sales are expected to be in a range of $845 to $850 million. The updated guidance includes the negative contribution of approximately $10 to $11 million from reduced surgical procedures due to Hurricanes Katrina and Rita, which affected several key markets where the Company enjoys an average of more than 50% market share, $21 million of negative foreign currency assuming current foreign currency rates remain consistent through the balance of 2005 and one less billing day compared to the fourth quarter of 2004. The Company has not incorporated any potential effects of Hurricane Wilma into fourth quarter 2005 guidance. Full year 2005 sales expectations of $3,283 to $3,288 million represent approximately 10% growth over prior year. Sales for 2006 are expected to increase in a range of 8% to 9% over 2005. This assumes a 1% reduction due to foreign currency, a 1% reduction due to the loss of the Company’s OrthoPAT Blood Management System distribution agreement and a 1% reduction in global pricing. If the Company is successful at replacing its OrthoPAT sales with another product, it will notify investors with expected release dates and incremental sales that can be modeled into 2006.
The Company is reaffirming its full year 2005 earnings per share guidance of $2.93 reported and $3.07 adjusted* previously communicated at the end of the second quarter. Full year 2006 earnings per share are expected to be in a range of $3.54 to $3.61 reported and $3.58 to $3.65 adjusted*, representing growth over 2005 of 17% to 19% adjusted*. As a result of the first half of 2005 being stronger than the second half, and considering that the negative effects on sales growth of foreign currency will be greater in the first half of 2006, the Company’s sales and earnings growth are expected to be greater in the second half. The Company will provide quarterly guidance for 2006 when it reports fourth quarter 2005.
Conference Call
The Company will conduct its third quarter 2005 investor conference call on Thursday, October 27, 2005, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference. Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from October 27, 2005 to November 1, 2005. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 1067203. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.
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Visit Zimmer on the worldwide web at www.zimmer.com

*Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition and integration expenses and inventory step-up. The term “net debt” refers to short-term and long-term debt obligations minus the Company’s cash and equivalents and restricted cash. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. The forward-looking statements include sales and diluted earnings per share guidance and other statements identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005 and the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward- looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, except per share amounts, unaudited)

	2005	2004	% Inc/(Dec)
Net Sales	$762.5	$700.2	9%
Cost of products sold	174.5	169.1	3

Gross Profit	588.0	531.1	11

Research and development	43.9	41.4	6
Selling, general and administrative	295.8	286.2	3
Acquisition and integration	7.7	11.5	(34)

Operating expenses	347.4	339.1	2

Operating Profit	240.6	192.0	25
Interest expense	2.1	7.7	(73)

Earnings before income taxes and minority interest	238.5	184.3	30
Provision for income taxes	69.7	56.4	24
Minority interest	(0.2)	—	N/A

Net Earnings	$168.6	$127.9	32

Earnings Per Common Share
Basic	$0.68	$0.52	31
Diluted	$0.67	$0.52	29

Weighted Average Common Shares Outstanding
Basic	247.4	245.0
Diluted	250.2	248.2

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, except per share amounts, unaudited)

	2005	2004	% Inc/(Dec)
Net Sales	$2,437.8	$2,179.8	12%
Cost of products sold	553.6	590.5	(6)

Gross Profit	1,884.2	1,589.3	19

Research and development	129.6	119.4	9
Selling, general and administrative	945.9	881.3	7
Acquisition and integration	34.7	67.0	(48)

Operating expenses	1,110.2	1,067.7	4

Operating Profit	774.0	521.6	48
Interest expense	13.5	25.8	(48)

Earnings before income taxes and minority interest	760.5	495.8	53
Provision for income taxes	227.0	154.2	47

Minority interest	(0.6)	0.2	N/A

Net Earnings	$532.9	$341.8	56

Earnings Per Common Share
Basic	$2.16	$1.40	54
Diluted	$2.13	$1.38	54

Weighted Average Common Shares Outstanding
Basic	246.8	244.1
Diluted	249.7	247.3

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
(in millions)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$91.8	$154.6
Restricted cash	12.5	18.9
Receivables, net	541.1	524.8
Inventories, net	586.6	536.0
Other current assets	268.5	326.6

Total current assets	1,500.5	1,560.9

Property, plant and equipment, net	703.7	628.5
Goodwill	2,466.7	2,528.9
Intangible assets, net	770.0	794.8
Other assets	180.7	182.4

Total Assets	$5,621.6	$5,695.5

Liabilities and Shareholders’ Equity

Current liabilities	$655.5	$673.5
Short-term debt	—	27.5
Other long-term liabilities	371.9	420.9
Long-term debt	85.8	624.0
Minority interest	2.0	7.1
Shareholders’ equity	4,506.4	3,942.5

Total Liabilities and Shareholders’ Equity	$5,621.6	$5,695.5

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, unaudited)

	2005	2004
Cash flows provided by (used in) operating activities
Net earnings	$532.9	$341.8
Depreciation and amortization	136.0	134.6
Inventory step-up	4.6	56.1
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	111.5	122.1
Receivables	(38.8)	(4.2)
Inventories	(75.6)	(32.0)
Accounts payable and accrued expenses	(30.9)	(26.0)
Other assets and liabilities	(12.0)	11.9

Net cash provided by operating activities	627.7	604.3

Cash flows provided by (used in) investing activities
Additions to instruments	(129.6)	(106.7)
Additions to other property, plant and equipment	(65.5)	(59.6)
Centerpulse and InCentive acquisitions, net of acquired cash	—	(18.2)
Implex acquisition, net of acquired cash	—	(103.7)
Proceeds from note receivable	—	25.0
Investments in other assets	(9.7)	(1.1)

Net cash used in investing activities	(204.8)	(264.3)

Cash flows provided by (used in) financing activities

Proceeds from exercise of stock options	75.1	58.7
Net payments on lines of credit	(5.3)	(425.1)
Payments on term loan	(550.0)	—
Debt issuance costs	(1.9)	(0.6)
Equity issuance costs	—	(5.0)

Net cash used in financing activities	(482.1)	(372.0)

Effect of exchange rates on cash and equivalents	(3.6)	(0.2)

Decrease in cash and equivalents	(62.8)	(32.2)
Cash and equivalents, beginning of period	154.6	77.5

Cash and equivalents, end of period	$91.8	$45.3

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Increase	2005	2004	% Increase
Americas	$473.3	$430.1	10%	$1,448.4	$1,285.0	13%
Europe	178.0	167.3	6	640.7	580.1	10
Asia Pacific	111.2	102.8	8	348.7	314.7	11

Total	$762.5	$700.2	9	$2,437.8	$2,179.8	12

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Increase	2005	2004	% Increase
Reconstructive	$624.4	$573.4	9%	$2,018.7	$1,792.5	13%
Trauma	44.3	40.5	10	134.1	128.9	4
Spine	38.4	32.3	19	117.8	99.6	18
OSP	55.4	54.0	2	167.2	158.8	5

Total	$762.5	$700.2	9	$2,437.8	$2,179.8	12

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS
AND ADJUSTED* NET EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, unaudited)

	Three Months
	Ended September 30,
	2005	2004
Net Earnings	$168.6	$127.9
Acquisition and integration	7.7	11.5
Inventory step-up	0.5	6.5
Tax benefit of acquisition and integration and inventory step-up	(2.7)	(6.1)

Adjusted Net Earnings	$174.1	$139.8

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS
AND ADJUSTED* NET EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(in millions, unaudited)

	Nine Months
	Ended September 30,
	2005	2004
Net Earnings	$532.9	$341.8
Acquisition and integration	34.7	67.0
Inventory step-up	4.6	56.1
Tax benefit of acquisition and integration and inventory step-up	(12.0)	(43.7)

Adjusted Net Earnings	$560.2	$421.2

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS
AND ADJUSTED* DILUTED EPS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(unaudited)

	Three Months
	Ended September 30,
	2005	2004
Diluted EPS	$0.67	$0.52
Acquisition and integration	0.03	0.04
Inventory step-up	—	0.03
Tax benefit of acquisition and integration and inventory step-up	—	(0.03)

Adjusted* Diluted EPS	$0.70	$0.56

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS
AND ADJUSTED* DILUTED EPS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
(unaudited)

	Nine Months
	Ended September 30,
	2005	2004
Diluted EPS	$2.13	$1.38
Acquisition and integration	0.14	0.27
Inventory step-up	0.02	0.23
Tax benefit of acquisition and integration and inventory step-up	(0.05)	(0.18)

Adjusted* Diluted EPS	$2.24	$1.70

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2005	Adjustments	2005
Net Sales	$762.5	$—	$762.5
Cost of products sold	174.5	(0.5)	174.0

Gross Profit	588.0	0.5	588.5

Research and development	43.9	—	43.9
Selling, general and administrative	295.8	—	295.8
Acquisition and integration	7.7	(7.7)	—

Operating expenses	347.4	(7.7)	339.7

Operating Profit	240.6	8.2	248.8
Interest expense	2.1	—	2.1

Earnings before income taxes and minority interest	238.5	8.2	246.7
Provision for income taxes	69.7	2.7	72.4
Minority interest	(0.2)	—	(0.2)

Net Earnings	$168.6	$5.5	$174.1

Earnings Per Common Share
Basic	$0.68	$0.02	$0.70
Diluted	$0.67	$0.03	$0.70

Weighted Average Common Shares Outstanding
Basic	247.4		247.4
Diluted	250.2		250.2

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2005	Adjustments	2005
Net Sales	$2,437.8	$—	$2,437.8
Cost of products sold	553.6	(4.6)	549.0

Gross Profit	1,884.2	4.6	1,888.8

Research and development	129.6	—	129.6
Selling, general and administrative	945.9	—	945.9
Acquisition and integration	34.7	(34.7)	—

Operating expenses	1,110.2	(34.7)	1,075.5

Operating Profit	774.0	39.3	813.3
Interest expense	13.5	—	13.5

Earnings before income taxes and minority interest	760.5	39.3	799.8
Provision for income taxes	227.0	12.0	239.0
Minority interest	(0.6)	—	(0.6)

Net Earnings	$532.9	$27.3	$560.2

Earnings Per Common Share
Basic	$2.16	$0.11	$2.27
Diluted	$2.13	$0.11	$2.24

Weighted Average Common Shares Outstanding
Basic	246.8		246.8
Diluted	249.7		249.7

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2004	Adjustments	2004
Net Sales	$700.2	$—	$700.2
Cost of products sold	169.1	(6.5)	162.6

Gross Profit	531.1	6.5	537.6

Research and development	41.4	—	41.4
Selling, general and administrative	286.2	—	286.2
Acquisition and integration	11.5	(11.5)	—

Operating expenses	339.1	(11.5)	327.6

Operating Profit	192.0	18.0	210.0
Interest expense	7.7	—	7.7

Earnings before income taxes	184.3	18.0	202.3
Provision for income taxes	56.4	6.1	62.5

Net Earnings	$127.9	$11.9	$139.8

Earnings Per Common Share
Basic	$0.52	$0.05	$0.57
Diluted	$0.52	$0.04	$0.56

Weighted Average Common Shares Outstanding
Basic	245.0		245.0
Diluted	248.2		248.2

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2004	Adjustments	2004
Net Sales	$2,179.8	$—	$2,179.8
Cost of products sold	590.5	(56.1)	534.4

Gross Profit	1,589.3	56.1	1,645.4

Research and development	119.4	—	119.4
Selling, general and administrative	881.3	—	881.3
Acquisition and integration	67.0	(67.0)	—

Operating expenses	1,067.7	(67.0)	1,000.7

Operating Profit	521.6	123.1	644.7
Interest expense	25.8	—	25.8

Earnings before income taxes	495.8	123.1	618.9
Provision for income taxes	154.2	43.7	197.9
Minority Interest	0.2	—	0.2

Net Earnings	$341.8	$79.4	$421.2

Earnings Per Common Share
Basic	$1.40	$0.33	$1.73
Diluted	$1.38	$0.32	$1.70

Weighted Average Common Shares Outstanding
Basic	244.1		244.1
Diluted	247.3		247.3

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET MARGIN
AND ADJUSTED* NET MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
Net Margin	22.1%	21.9%
Acquisition and integration	0.9	1.5
Inventory step-up	0.1	0.2
Tax benefit of acquisition and integration and inventory step-up	(0.3)	(0.6)

Adjusted* Net Margin	22.8%	23.0%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF OPERATING MARGIN
AND ADJUSTED* OPERATING MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
Operating Margin	31.6%	31.7%
Acquisition and integration	0.9	1.5
Inventory step-up	0.1	0.2

Adjusted* Operating Margin	32.6%	33.4%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF GROSS MARGIN
AND ADJUSTED* GROSS MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
Gross Margin	77.1%	77.3%
Inventory step-up	0.1	0.2

Adjusted* Gross Margin	77.2%	77.5%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DEBT AND NET CASH/(DEBT)*
AS OF SEPTEMBER 30, 2005 and DECEMBER 31, 2004
(in millions, unaudited)

	September 30,	December 31,
	2005	2004
Short-term debt	$—	$27.5
Long-term debt	85.8	624.0

Total debt	85.8	651.5

Cash and equivalents	91.8	154.6
Restricted cash	12.5	18.9

Total cash	104.3	173.5

Net cash/(debt)*	$18.5	$(478.0)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED* DILUTED EPS
(unaudited)
Projected Year Ended December 31, 2005:

Diluted EPS	$2.93
Acquisition and Integration, net of tax	0.12
Inventory Step-up, net of tax	0.02

Adjusted* Diluted EPS	$3.07

Projected Year Ended December 31, 2006:

	Low	High
Diluted EPS	$3.54	$3.61
Acquisition and Integration, net of tax	0.04	0.04

Adjusted* Diluted EPS	$3.58	$3.65